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                                                                    EXHIBIT 23.1



                            [Letterhead of KPMG LLP]


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors Commercial Net Lease Realty, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                      /s/ KPMG LLP

Orlando, Florida
April 21, 1999